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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2002

                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                   000-26727                  68-0397820
(State or other jurisdiction of       (Commission               (IRS Employer
 incorporation or organization)       File Number)           Identification No.)


371 Bel Marin Keys Boulevard, Suite 210, Novato, California             94949
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:             (415) 884-6700


                                  Not Applicable
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            (Former name or former address, if changed since last report)
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Item 2.           Acquisition or Disposition of Assets.

     On August 21, 2002, BioMarin Pharmaceutical Inc. (the "Registrant") completed its acquisition of all of the outstanding shares of Glyko Biomedical Ltd. ("Glyko") pursuant to the Acquisition Agreement for a Plan of Arrangement, dated as of February 6, 2002 and as amended by the Amending Agreement dated as of May 16, 2002 (as amended, the "Agreement"), among the Registrant, BioMarin Acquisition (Nova Scotia) Company, an indirect wholly owned subsidiary of the Registrant, and Glyko.

     Pursuant to the terms of the Agreement each holder of Glyko common shares received 0.3309 of a share of the Registrant's common stock in exchange for each Glyko common share held. The Registrant issued approximately, but not more than, 11,367,617 shares of its common stock in order to consummate the exchange of shares.

     Glyko has no operating activities or operational employees. Glyko's only significant asset, other than cash, and cash equivalents, is its approximate 21% ownership interest in the Registrant.

     On August 23, 2002, the Registrant filed with the Secretary of State of Delaware a Certificate of Designation establishing the Series A Preferred Stock of the Registrant. Following the closing of the acquisition of Glyko, Registrant exchanged the 11,367,617 shares of its stock owned by Glyko for shares of Series A Preferred Stock and cancelled such 11,367,617 shares of common stock. As a result of the transaction, Glyko is now an indirect, wholly owned subsidiary of BioMarin and the shares of BioMarin previously held by Glyko have been retired, with the number of outstanding shares of BioMarin's common stock remaining the same.

     Erich Sager and Gwynn Williams, directors of the Registrant, collectively owned or controlled approximately 8.3% of the Glyko common shares and, on the basis of such holdings, are entitled to beneficially receive approximately 3,309 shares and 942,564 shares of the Registrant's common stock, respectively. In addition, Erich Sager held options to acquire 12,500 Glyko common shares and such option was exchanged for options to purchase approximately 4,136 shares of the Registrant's common stock.

     The Registrant's press release issued on August 22, 2002 is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  The financial information required by this Item 7(a) has not been included with this filing and will be filed by amendment to this Form 8-K not later than 60 days after the date this initial report on Form 8-K must be filed.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information required by this Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K not later than 60 days after the date this initial report on Form 8-K must be filed.

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         (c)      Exhibits.

                  2.1 Acquisition Agreement for a Plan of Arrangement, dated as of February 6, 2002, among BioMarin Pharmaceutical Inc., BioMarin Acquisition (Nova Scotia) Company, and Glyko Biomedical Ltd., previously filed on April 1, 2002 as Exhibit 2.5 to the Registrant's Form 10-K, which is incorporated herein by reference.

                  2.2 Amending Agreement, dated as of May 16, 2002, among BioMarin Pharmaceutical Inc., BioMarin Acquisition (Nova Scotia) Company and Glyko Biomedical Ltd.

                  99.1    Press Release of the Registrant dated August 22, 2002.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BioMarin Pharmaceutical Inc.,
                                        a Delaware corporation


Date: August 23, 2002                  By: /s/ Louis Drapeau
                                           -----------------------------------
                                           Louis Drapeau
                                           Chief Financial Officer and Secretary



                                  EXHIBIT INDEX

Exhibit No.                Description

2.1 Acquisition Agreement for a Plan of Arrangement, dated as of February 6, 2002, among BioMarin Pharmaceutical Inc., BioMarin Acquisition (Nova Scotia) Company, and Glyko Biomedical Ltd., previously filed on April 1, 2002 as Exhibit 2.5 to the Registrant's Form 10-K, which is incorporated herein by reference.

2.2 Amending Agreement, dated as of May 16, 2002, among BioMarin Pharmaceutical Inc., BioMarin Acquisition (Nova Scotia) Company and Glyko Biomedical Ltd.

99.1                      Press Release of the Registrant dated August 22, 2002.